EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 29, 2010

January 29, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-2.7%	-7.9%	-7.9%
Class B Units	-2.7%	-8.0%	-8.0%
Legacy 1 Class Units	-2.7%	-7.8%	-7.8%
Legacy 2 Class Units	-2.7%	-7.8%	-7.8%
GAM 1 Class Units	-2.1%	-7.8%	-7.8%
GAM 2 Class Units	-2.1%	-7.8%	-7.8%
GAM 3 Class Units	-2.1%	-7.9%	-7.9%

S&P 500 Total Return Index2	-1.6%	-3.6%	-3.6%
Barclays Capital U.S. Long Government Index2	0.1%	2.6%	2.6%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary

Agriculturals/Softs
Sector/Market	Price Action	Cause
Grains Markets	Decrease	Large supplies and U.S. dollar strength
Sugar	Increase	Weak Asian sugar production due to adverse weather conditions

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Currencies
Sector/Market	Price Action	Cause
U.S. Dollar	Increase	Speculation the U.S. Federal Reserve may raise interest rates in the near future
Euro	Decrease	Ongoing concern about the credibility of sovereign debt within the EU
Australian Dollar	Decrease	Increased risk aversion among investors

Grant Park’s longer-term trading advisors are predominantly short the U.S. dollar.  Grant Park’s shorter-term trading advisors are predominantly long the U.S. dollar.

Energy
Sector/Market	Price Action	Cause
Natural Gas	Decrease	Smaller-than-expected drawdown on U.S. natural gas inventories
Crude Oil	Decrease	U.S. dollar strength and concerns regarding the impact of higher interest rates on industrial demand

Grant Park’s longer-term trading advisors are predominantly long the energy sector, as are Grant Park’s shorter-term trading advisors.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
U.S. equity markets	Decrease	Fears that tighter Chinese lending regulations will hinder the economic recovery in the U.S.
European equity markets	Decrease	Concerns surrounding elevating national deficits within the EU
Hang Seng Index	Decrease	Declining share prices in several key finance and natural resources firms

Grant Park’s longer-term trading advisors are predominantly long the equities sector, as are Grant Park’s shorter-term trading advisors.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasuries	Increase	Weakness in the global equity markets

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector, as are Grant Park’s shorter-term trading advisors.

Metals:
Sector/Market	Price Action	Cause
Copper	Decrease	Poor U.S. home-sales data
Gold	Decrease	Weaker Asian demand forecasts and U.S. dollar strength

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.